UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2012

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to the Rights of Security Holders

Sprint Nextel Corporation's (the "Company") board, upon the recommendation of its Nominating and Corporate Governance Committee, approved an amendments to the Amended and Restated Articles of Incorporation (the “Articles”), subject to shareholder approval. On May 15, 2012, the Company's shareholders approved such amendments to the Company's articles of incorporation (the “Amended and Restated Articles”).
The amendments were adopted in response to a shareholder proposal requesting that the Company eliminate supermajority voting provisions. The amendments eliminate supermajority voting on all matters impacting the Company by: (1) opting-out of certain anti-takeover provisions of the Kansas General Corporation Code relating to business combinations and (2) eliminating the business combination provision contained in Article SEVENTH of the Articles.
The amendment struck Article SEVENTH of the Articles in its entirety and replaced it as follows:
Business Combinations with Interested Stockholders. The Corporation expressly elects not to be subject to the provisions of contained in Sections 17-12,100 to 17-12,104 of the General Corporation Code, as it may be amended.

This description is a summary of the amendments to the Articles and is qualified in its entirety by reference to the Amended and Restated Articles (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. A clean copy of the Amended and Restated Articles is filed herewith as Exhibit 3.2.

Item 5.07   Submission of Matters to a Vote of Security Holders

         The Company's 2012 meeting of shareholders was held on May 15, 2012. Shareholders representing 2,997,582,469 shares, or approximately 88%, of the common shares outstanding as of the March 16, 2012, record date were present in person or were represented at the meeting by proxy.  Final voting results are shown below.

          The Company's bylaws provide that each nominee for director in an uncontested election will be elected if the votes cast "for" that nominee exceed the votes cast "against" that nominee. Each other matter was determined by a majority of votes cast, except as approval of the amendment to the Articles required the affirmative vote of a majority of the outstanding shares.

	Votes Cast For		Votes Cast Against
	Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
Robert R. Bennett	2,186,006,842	98%	40,604,848	2%	2,454,170	398,995,254
Gordon M. Bethune	1,983,077,940	89%	243,589,444	11%	2,398,476	398,995,254
Larry C. Glasscock	2,182,560,041	98%	43,861,868	2%	2,643,951	398,995,254
James H. Hance, Jr.	2,040,404,684	92%	179,147,136	8%	9,514,040	398,995,254
Daniel R. Hesse	2,007,950,504	90%	219,286,544	10%	1,828,812	398,995,254
V. Janet Hill	1,981,266,742	89%	245,471,892	11%	2,327,226	398,995,254
Frank Ianna	2,180,603,330	98%	46,008,533	2%	2,453,997	398,995,254
Sven-Christer Nilsson	2,182,702,177	98%	43,995,939	2%	2,367,744	398,995,254
William R. Nuti	1,977,102,764	89%	249,519,080	11%	2,444,016	398,995,254
Rodney O'Neal	1,977,024,310	89%	249,743,745	11%	2,297,805	398,995,254

Proposals Submitted by Board of Directors
The ratification of the appointment of Independent Auditors received the affirmative vote of a majority of the votes cast and was passed.  The advisory approval of executive compensation is non-binding.

	Votes Cast For			Abstain	Broker Non-Votes
Proposal	Number	% of Votes Cast	Votes Cast Against
Ratification of appointment of Independent Auditor	2,593,966,752	99%	27, 288,331	6,806,031	N/A

Advisory approval of executive compensation	1,778,538,985	80%	416,921,370	36,605,505	398,995,254

The proposals to amend the Company's Articles of Incorporation passed. As did the proposal to approve the material terms of the performance objectives under the 2007 Omnibus Incentive Plan, as amended.

	Votes Cast For			Abstain	Broker Non-Votes
Proposal	Number	% of Out-standing Shares	Votes Cast Against
Amend to Articles of Incorporation to opt out of the Business Combination Statute	2,214,452,993	74%	11,451,405	3,161,462	398,995,254

Amendment to Articles of Incorporation to eliminate the Business Combination Provision	2,214, 409,278	74%	11,387,641	3,268,942	398,995,254

Proposal	Votes Cast For			Abstain	Broker Non-Votes
	Number	% of Votes Cast	Votes Cast Against
Approval of the material terms of the performance objectives under the 2007 Omnibus Incentive Plan, as amended	2,105,221,134	95%	120,986,258	2,858,468	398,995,254

Proposals Submitted by Stockholders
None of the shareholder proposals voted on at the meeting received a majority of the votes cast. The votes on the shareholder proposals that were included in the proxy statement were as follows:
Proposal	Votes Cast For				Broker Non-Votes
	Number	% of Votes Cast	Votes Cast Against	Abstain
Bonus Deferral Policy	503,624,397	23%	1,696,876,814	28,564,649	398,995,254
Political Contributions	429,194,549	19%	1,616,673,321	183,197,990	398,995,254
Network Neutrality	68,992,063	3%	1,969,212,907	190,860,890	398,995,254

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
The following exhibits are filed with this report:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Sprint Nextel Corporation (marked for changes)
3.2	Amended and Restated Articles of Incorporation of Sprint Nextel Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

May 18, 2012	By:	/s/ Timothy O'Grady
Timothy O'Grady
Assistant Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Sprint Nextel Corporation (marked for changes)
3.2	Amended and Restated Articles of Incorporation of Sprint Nextel Corporation